Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Second AMENDMENT TO
License AGREEMENT

THIS Second AMENDMENT (this “Second Amendment”) to the License Agreement dated April 6, 2018, by and between Novartis Pharma AG, a Swiss corporation (“Novartis”), and Allarity Therapeutics Europe ApS (formerly known as Oncology Venture ApS), a company organized under the laws of Denmark, with headquarters at Venlighedsvej 1, DK-2970 Hoersholm, Denmark, and a wholly-owned subsidiary of Allarity Therapeutics, Inc. (Delaware, U.S.A.) (“Allarity”) as amended by that certain First Amendment to License Agreement effective as of March 30, 2022 (such agreement as amended, the “Agreement”), is entered into by and between Novartis and Allarity as of September 27, 2022 (the “Second Amendment Execution Date”) and shall be effective on the Second Amendment Effective Date (as defined below). In this Second Amendment, Novartis and Allarity each may be referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Allarity has achieved the Milestone Event for submission of the first NDA with the FDA for a Licensed Product in the United States which triggers a [***] Dollars (US$[***]) Milestone Payment to Novartis (the “Outstanding Milestone Payment”);

Whereas, Novartis submitted Invoice No. 90465316 to Allarity on January 31, 2022 (the “Invoice Date”) for payment of the Outstanding Milestone Payment, which payment has not yet been made by Allarity;

Whereas, from the Invoice Date to the the Second Amendment Execution Date, the Parties have been in continuous negotiations regarding restructuring of the Outstanding Milestone Payment to Novartis;

Whereas, the Parties desire to amend the terms of the Agreement and that certain Promissory Note dated April 6, 2018, issued by OV-SPV2 ApS (now Allarity Therapeutics Denmark ApS), a company organized under the laws of Denmark in favor of Novartis, in order to alter the terms and timing of the Outstanding Milestone Payment;

WHEREAS, the Parties therefore desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and consideration is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Defined Terms. All capitalized terms used but not defined herein shall have the same meaning as set forth in the Agreement.

2.	Effectiveness. This Second Amendment shall become effective only upon receipt by Novartis of the First Portion of Outstanding Milestone Payment (as defined below) from Allarity (such date, the “Second Amendment Effective Date”). If Novartis has not received the First Portion of Outstanding Milestone Payment within three (3) Business Days of the Second Amendment Execution Date then this Second Amendment shall be automatically be deemed to have been terminated and shall have no force or effect.

3.	Definitions. Clause 1.1 of the Agreement is hereby amended to include the following definitions:

“Financing Transaction” means the incurrence by Allarity or any of its Affiliates of any indebtedness to, or any investment, financing, or funding arrangement with, any Third Party, or the issuance, sale, pledge, or encumbrance of any capital stock or other debt or equity securities (or rights to acquire any capital stock or other debt or equity securities) to any Third Party”.  Provided that, a Financing Transaction shall not include any restructuring of Allarity’s existing investment financing agreements with 3i, LLP (New York, NY).

“Phase 1 Clinical Trial” means a human clinical trial that is intended to initially evaluate the safety and/or pharmacological effect of a product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country other than the United States.

“Phase 1b/2 Clinical Trial” means a human clinical trial of a product as a single agent or in combination for any indication that (a) is intended for dose exploration, examination of pharmacological or clinical activity (including dose response, dose escalation, duration of effect or kinetic/dynamic relationship assessments) and preliminary determination of efficacy and safety in the target patient population, and (b) contains a sufficient number of well characterized and clinically uniform subjects for the applicable indication using a pre-specified and uniform dose, or, if in combination, a fixed combination regimen, to assess the response rate and safety of the investigational agent(s). The distinction between the Phase 1b and Phase 2 portion of the trial will be designated in the protocol (examples including, but not exclusive of, the time when ineffective doses are dropped, a standard or care/comparator group is introduced or the sample size of the responding cohorts is increased as a result of the observed response rate from the Phase 1b portion to confirm the robustness of the result and/or further characterize safety.

4.	Sublicensing. Clause 2.2(a) of the Agreement is hereby amended to add the following sentence to the end of such Clause:

“For the avoidance of doubt, Allarity shall not be permitted to sublicense any rights granted to it under Clause 2.1 of this License Agreement prior to completion of such Phase II Clinical Trial without the prior written consent of Novartis.”

5.	Milestone Payments. Clause 7.2 of the Agreement is hereby superseded and replaced in its entirety with the following:

7.2 Milestone Payments. In further consideration for the licenses and rights granted to Allarity hereunder, Allarity shall pay to Novartis the following Milestones upon achievement of the respective Milestones events as set forth below, in each case related to the Development of the Compound in the Field in the Territory, by Allarity or on behalf of Allarity, itself or through any of its Affiliates or sublicensees, the corresponding one-time, non-refundable, non-creditable payments (“Milestone Payments”):

	Milestone Event	Milestone Payment (US$)
1	Upon the earlier of (i) enrollment of half of the patients required in the planned Phase 2 portion of a first Phase 1b/2 Clinical Trial for a Licensed Product; (ii) 2 years following start of First Patient First Visit of the first planned Phase 1b/2 Clinical Trial for the Licensed Product; or (iii) the conversion of any first Phase 1b/2 Clinical Trial to a Phase 2 Clinical Trial.	[***] United States Dollars (US$[***])
2	Upon dosing of the first patient in the first Phase III Clinical Trial for a Licensed Product.	[***] United States Dollars (US$[***])
3	Upon submission of the first NDA with the FDA for a Licensed Product in the United States.

[***] United States Dollars (US$[***]) (the “Outstanding Milestone Amount”) to be paid as follows:

●     [***] United States Dollars (US$[***]) on the Second Amendment Execution Date (the “First Portion of Outstanding Milestone Payment”)

●     [***] United States Dollars (US$[***]) by December 31, 2022 (the “Second Portion of Outstanding Milestone Payment”)

●     [***] United States Dollars (US$[***]) by April 1, 2023 (the “Third Portion of Outstanding Milestone Payment”)

●     [***] United States Dollars (US$[***]) by July 15, 2023 (the “Fourth Portion of Outstanding Milestone Payment”)

4	Submission of a first MAA to the EMA or any other Regulatory Authority for a Licensed Product in the Main European Countries	[***] United States Dollars (US$[***])
5	Upon receipt of the first authorization for a Licensed Product by the FDA in the United States to market and sell such Licensed Product (but explicitly excluding any pricing or reimbursement approvals).	[***] United States Dollars (US$[***])
6	Upon receipt of a first MAA (including a respective pricing and reimbursement approval) for a Licensed Product in one or more countries belonging to the Main European Countries	[***] United States Dollars (US$[***])

If Milestone Events 4 or 5 in the foregoing table occur before (or without) the occurrence of a Milestone Event higher in the foregoing table (i.e., Milestone Events 1 or 2, as the case may be), then all payments corresponding to Milestone Events 1 or 2 above and not yet paid shall be paid simultaneously with the Milestone Payment for Milestone Events 4 or 5.

6.	Payment of Milestones. Clause 7.3 of the Agreement is hereby superseded and replaced in its entirety with the following:

7.3 Payment of Milestones.

(a) Each Milestone shall be deemed earned as of the first achievement of the respective Milestone event, and, except with respect to Milestone Event 3, is payable one time only regardless of the number of Licensed Products (provided that, Milestone Event 3 is also only payable for the first Licensed Product). Subject to this Clause 7.3, from and after the date of any notice of termination by Novartis according to Clause 14.3(a) is received by Allarity, no further milestones with respect to the Licensed Product shall be payable by Allarity to Novartis, except to the extent those Milestone Payments relate to Milestones that have been achieved prior to Allarity’s receipt of the termination notice which are unpaid.

(b) Notwithstanding anything in this Agreement to the contrary, upon Allarity or any of its Affiliates entering into a Financing Transaction, the Milestone Payment for Milestone Event 3 shall be accelerated as follows:

(i) if the Financing Transaction is less than [***] United States Dollars (US$[***]) then [***] percent ([***]%) of the gross amount raised in such Financing Transaction shall be immediately due and payable to Novartis;

(ii) if the Financing Transaction is greater than or equal to [***] United States Dollars (US$[***]) but less than [***] United States Dollars (US$[***]) then the Second Portion of Outstanding Milestone Payment and the Third Portion of Outstanding Milestone Payment, if not already paid, shall be immediately due and payable to Novartis;

(iii) if the Financing Transaction is greater than [***] Million United States Dollars (US$[***]) then the Second Portion of Outstanding Milestone Payment, Third Portion of Outstanding Milestone Payment and Fourth Portion of Outstanding Milestone Amount, if not already paid, shall be immediately due and payable to Novartis.

(c) For the avoidance of doubt, in no event shall the sum of all payments in respect of Milestone Event 3 exceed the Outstanding Milestone Amount.

7.	Applicable Law. The interpretation and performance of this Second Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to any choice of law rules that would cause the application of laws in any jurisdiction other than those of the State of New York.

8.	Other Terms. All other terms of the Agreement shall remain in full force and effect. To the extent any provision of the Agreement conflicts with any provision of this Second Amendment, this Second Amendment will control.

9.	Counterparts. This Second Amendment may be executed in multiple counterparts, all of which shall be considered one and the same agreement. The Parties recognize the use of simple electronic signatures (e.g. DocuSign) as legally valid and binding for this Second Amendment, unless applicable laws mandates any other form of execution.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to the Agreement to be executed by their duly authorized representatives.

NOVARTIS Pharma AG		Allarity Therapeutics Europe
ApS (f/k/a Oncology Ventures ApS)

Signature:	/s/ Guillaume Vignon	Signature:	/s/ James G. Cullem, J.D.
Name:	Guillaume Vignon	Name:	James G. Cullem, J.D.
Title:	Global Head of BD&L Partnering	Title:	Chief Executive Officer
Date:	09/28/22	Date:	September 27, 2022

NOVARTIS PHARMA AG

Signature:	/s/ Sven Werner
Name:	Sven Werner
Title:	Gbl BD&L Exec Dir Divestment & Outlicensing
Date:	09/28/2022

[Signature Page to Second Amendment to License Agreement]